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                                                                     EXHIBIT 4.3

              YEAR 2003 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF
                           PETROCHINA COMPANY LIMITED

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
Offeree: Name: WANG, Fucheng                         Offeror: Name: CHEN, Geng              Term of the Contract: January 1, 2003 to
                                                                                                                  December 31, 2003
Title:   Vice President of PetroChina Company        Title:   President of PetroChina
         Limited ("PetroChina")                                                             Date of Execution: January 18, 2003

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INDICES                       KEY PERFORMANCE INDICES            WEIGHT  MEASUREMENT        TARGET            ACTUAL
                              (KPI)                                                                           PERFORMANCE
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
Profits Indices               Rate of return of the invested     25%     %                  8.38
                              capital of PetroChina (ROIC)
                              ------------------------------------------------------------------------------------------------------
                              Net income of PetroChina (NI)      15%     In million RMB     34,280
                              ------------------------------------------------------------------------------------------------------
                              Free cash flow of PetroChina (FCF) 10%     In million RMB     3,880
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Operating Indices             E-commerce procurement             20%     In million RMB     10,000
                              ------------------------------------------------------------------------------------------------------
                              Rate of implementation of legal    10%     %                  10,000
                              affair work plans
                              ----------------------------------
                              Fulfillment of performance indices 10%     %                  10,000
                              for President Office and foreign
                              affairs
                              ------------------------------------------------------------------------------------------------------
                              Capital Market and auditing        10%     %                  Qualified
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Indices to Be Put under       Material legal fault               Fault rate for all the economic contracts    Comprehensive
Control                                                          concerning the headquarter and the contracts performance expressed
                                                                 above RMB50 million concerning regional      in marks to be reduced
                                                                 companies = 0                                by 5 marks if
                                                                                                              exceeding target of
                                                                                                              the index put under
                                                                                                              control.
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Signature of Offeree: /s/ WANG FUCHENG   Signature of Offeror: /s/ CHEN GENG
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